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                                                                    Exhibit 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
       (Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

     In connection with the Annual Report of Sun Communities Operating Limited Partnership (the "Company") on Form 10-K for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officers of its general partner, Sun Communities, Inc., Gary A. Shiffman and Jeffrey P. Jorissen, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gary A. Shiffman                                       Dated: March 15, 2004
-----------------------------------------------------
Gary A. Shiffman, Chief Executive Officer
of Sun Communities, Inc., the General Partner

/s/ Jeffrey P. Jorissen                                   Dated: March 15, 2004
-----------------------------------------------------
Jeffrey P. Jorissen, Chief Financial Officer
of Sun Communities, Inc., the General Partner

A signed original of this written statement required by Section 906 has been provided to Sun Communities Operating Limited Partnership and will be retained by Sun Communities Operating Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.